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EX-99
EX-99.B11 CONSENT OF AUDITORS

                        Consent of Independent Auditors

We consent to the references to our firm the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 104 to the Registration Statement (Form N-1A) (No. 2-13017) of Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund and Decatur Income Fund of our reports dated January 6, 1995, included in the 1994 Annual Reports to Shareholders of Delaware Group Decatur Fund, Inc. -- Decatur Total Return Fund and Decatur Income Fund.


                                                  Ernst & Young LLP

Philadelphia, Pennsylvania
November 21, 1995